EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Kendle International, Inc. on Form S-8 of our report dated March 14, 2004, appearing in the Annual Report on Form 10-K of Kendle International, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
November 29, 2004